UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 14, 2020

Mercury Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Minuteman Road, Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 256-1300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	MRCY	Nasdaq Global Select Market

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Mercury Systems, Inc. (the “Company”) elected Orlando P. Carvalho as a director on January 13, 2020. Mr. Carvalho was elected as a Class III Director and will stand for re-election at the Company’s 2020 Annual Meeting of Shareholders. Mr. Carvalho was appointed to each of the Compensation Committee and the Government Relations Committee of the Board of Directors.

Mr. Carvalho was granted a restricted stock award upon his election pursuant to the Company’s Compensation Policy for Non-Employee Directors. Pursuant to the policy, new non-employee directors are granted equity awards in connection with their first election to the Board. This award consists of shares of restricted stock with a value equal to $225,000 divided by the average closing price of the Company’s common stock during the 30 calendar days prior to January 15, 2020, the date of grant. This award vests as to 50% of the covered shares on each of the first two anniversaries of the date of grant.

Item 7.01     Regulation FD Disclosure.

The Company issued a press release on January 14, 2020 announcing the election of Orlando P. Carvalho as a director. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Mercury Systems, Inc. on January 14, 2020.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 14, 2020	MERCURY SYSTEMS, INC.

	By:	/s/ Michael D. Ruppert
Michael D. Ruppert
Executive Vice President, Chief Financial Officer, and Treasurer

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